Exhibit 4.4

EXECUTION COPY

JohnsonDiversey, Inc.

$400,000,000 8.25% Senior Notes due 2019

Exchange and Registration Rights Agreement

November 24, 2009

Goldman, Sachs & Co.,

Citigroup Global Markets Inc.

    As Representatives of the several Purchasers

    named in Schedule I to the Purchase Agreement

    referred to below,

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Ladies and Gentlemen:

JohnsonDiversey, Inc., a Delaware corporation (the “Company”), proposes to issue and sell upon the terms set forth in the Purchase Agreement (as defined herein) to the purchasers named in Schedule I to the Purchase Agreement (the “Purchasers”) for whom the addressees listed above (the “Representatives”) are acting as representatives, an aggregate of $400,000,000 8.25% Senior Notes due 2019 of the Company (the “Notes”), which are unconditionally guaranteed by certain of the Company’s direct and indirect wholly-owned domestic subsidiaries (each, a “Guarantor,” and, collectively, the “Guarantors”). The Company, the Guarantors and Wilmington Trust FSB, as Trustee (the “Trustee”), will enter into an Indenture, to be dated as of November 24, 2009 (the “Indenture”). As an inducement to the Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Purchasers thereunder, the Company agrees with the Purchasers for the benefit of holders (as defined herein) from time to time of the Registrable Securities (as defined herein) as follows:

1. Certain Definitions. For purposes of this Exchange and Registration Rights Agreement, the following terms shall have the following respective meanings:

“Base Interest” shall mean the interest that would otherwise accrue on the Securities under the terms thereof and the Indenture, without giving effect to the provisions of this Exchange and Registration Rights Agreement.

The term “broker-dealer” shall mean any broker or dealer registered with the Commission under the Exchange Act.

“Closing Date” shall mean the date on which the Securities are initially issued.

“Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

“Effective Time,” in the case of (i) an Exchange Registration, shall mean the time and date as of which the Commission declares the Exchange Registration Statement effective or as of which the Exchange Registration Statement otherwise becomes effective, and (ii) a Shelf Registration, shall mean the time and date as of which the Commission declares the Shelf Registration Statement effective or as of which the Shelf Registration Statement otherwise becomes effective.

“Electing Holder” shall mean any holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(d)(ii) or 3(d)(iii) hereof and the instructions set forth in the Notice and Questionnaire.

“Exchange Act” shall mean the Securities Exchange Act of 1934, or any successor thereto, as the same shall be amended from time to time.

“Exchange Offer” shall have the meaning assigned thereto in Section 2(a) hereof.

“Exchange Registration” shall have the meaning assigned thereto in Section 3(c) hereof.

“Exchange Registration Statement” shall have the meaning assigned thereto in Section 2(a) hereof

“Exchange Securities” shall have the meaning assigned thereto in Section 2(a) hereof.

“Guarantees” shall mean the Guarantees issued by each Guarantor with respect to the Notes.

The term “holder” shall mean each of the Purchasers and other persons who acquire Securities from time to time (including any successors or assigns), in each case for so long as such person owns any Securities.

“Indenture” shall mean the Indenture, dated as of the Closing Date, among the Company, the Guarantors and Wilmington Trust FSB, as Trustee, governing the Company’s $400,000,000 principal amount of 8.25% Senior Notes due 2019, as the same shall be amended or supplemented from time to time.

“Issuer Free Writing Prospectus” shall mean any issuer free writing prospectus (as such term is defined in Rule 433(h)(1) under the Securities Act) that has been prepared by the Company.

“Majority Electing Holders” shall have the meaning assigned thereto in Section 3(d)(vi) hereof.

“Notice and Questionnaire” means a Notice of Registration Statement and Selling Securityholder Questionnaire substantially in the form of Exhibit A hereto, with such changes thereto as the Company may reasonably determine.

The term “person” shall mean a corporation, limited liability company, association, partnership, organization, business, individual, government or political subdivision thereof or governmental agency.

“Purchase Agreement” shall mean the Purchase Agreement, dated as of November 19, 2009, among the Company, the Guarantors and the Purchasers relating to the Securities.

“Registrable Securities” shall mean the Securities; provided, however, that a Security shall cease to be a Registrable Security upon the earliest to occur of the following: (i) the Security has been exchanged for an Exchange Security in an Exchange Offer as contemplated in Section 2(a) hereof (provided that any Exchange Security that, pursuant to the last sentence of Section 2(a), is included in a prospectus for use in connection with resales by broker-dealers shall be deemed to be a Registrable Security with respect to Sections 5 and 8 until resale of such Registrable Security has been effected within the 90-day period referred to in Section 2(a)); (ii) a Shelf Registration Statement registering such Security under the Securities Act has been declared or becomes effective and such Security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Shelf Registration Statement; (iii) such Security is sold pursuant to Rule 144 under circumstances in which any legend borne by such Security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company or pursuant to the Indenture; (iv) such Security would be eligible to be sold by a person that is not an “affiliate” (as defined in Rule 144) of the Company without restriction or limitation pursuant to Rule 144; or (v) such Security shall cease to be outstanding.

“Registration Default” shall have the meaning assigned thereto in Section 2(c) hereof.

“Registration Default Period” shall have the meaning assigned thereto in Section 2(c) hereof.

“Registration Expenses” shall have the meaning assigned thereto in Section 4 hereof.

“Resale Period” shall have the meaning assigned thereto in Section 2(a) hereof.

“Restricted Holder” shall mean (i) a holder that is an affiliate of the Company within the meaning of Rule 405, (ii) a holder that acquires Exchange Securities outside the ordinary course of such holder’s business, (iii) a holder that has arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing Exchange Securities and (iv) a holder that is a broker-dealer, but only with respect to Exchange Securities received by such broker-dealer pursuant to an Exchange Offer in exchange for Registrable Securities acquired by the broker-dealer directly from the Company.

“Rule 144,” “Rule 405” and “Rule 415” shall mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

“Securities” shall mean the Notes to be issued and sold to the Purchasers, and securities issued in exchange therefor or in lieu thereof pursuant to the Indenture. Each Security is entitled to the benefit of the Guarantees and, unless the context otherwise requires, any reference herein to a “Security,” an “Exchange Security” or a “Registrable Security” shall include a reference to the related Guarantees.

“Securities Act” shall mean the Securities Act of 1933, or any successor thereto, as the same shall be amended from time to time.

“Shelf Registration” shall have the meaning assigned thereto in Section 2(b) hereof.

“Shelf Registration Statement” shall have the meaning assigned thereto in Section 2(b) hereof.

“Special Interest” shall have the meaning assigned thereto in Section 2(c) hereof.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all as the same shall be amended from time to time.

Unless the context otherwise requires, any reference herein to a “Section” or “clause” refers to a Section or clause, as the case may be, of this Exchange and Registration Rights Agreement, and the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Exchange and Registration Rights Agreement as a whole and not to any particular Section or other subdivision.

2. Registration Under the Securities Act.

(a) Except as set forth in Section 2(b) below, the Company and the Guarantors agree to use their respective commercially reasonable efforts to file under the Securities Act a registration statement relating to an offer to exchange (such registration statement, the “Exchange Registration Statement”, and such offer, the “Exchange Offer”) any and all of the Securities for a like aggregate principal amount of debt securities issued by the Company and guaranteed by the Guarantors, which debt securities and Guarantees are substantially identical to the Securities and the related Guarantees, respectively (and are entitled to the benefits of a trust indenture which is substantially identical to the Indenture or is the Indenture and which has been qualified under the Trust Indenture Act), except that they have been registered pursuant to an effective registration statement under the Securities Act and do not contain restrictions on transfer or provisions for the additional interest contemplated in Section 2(c) below or the liquidated damages provided in Section 2(d) below (such new debt securities hereinafter called “Exchange Securities”). The Company and the Guarantors agree to use their respective commercially reasonable efforts to cause the Exchange Registration Statement to become effective under the Securities Act within 240 days after the Closing Date. The Exchange Offer will be registered under the Securities Act on the appropriate form and will comply with all applicable tender offer rules and regulations under the Exchange Act. The Company further agrees to use its commercially reasonable efforts to commence the Exchange Offer promptly after the Exchange Registration Statement becomes effective, hold the Exchange Offer open for the period required by applicable law (including pursuant to any applicable interpretation by the staff of the Commission), but in any event for at least 10 business days, and exchange the Exchange Securities for all Registrable Securities that have been validly tendered and not withdrawn on or prior to the expiration of the Exchange Offer. If the Company commences the Exchange Offer, the Company will be entitled to close the Exchange Offer 30 business days after the commencement thereof (or at the end of such shorter period permitted by applicable law), provided that the Company has accepted all the Registrable Securities validly tendered in accordance with the terms of the Exchange Offer. The Company and the Guarantors agree (x) to include in the Exchange Registration Statement a prospectus for use in any resales by any holder of Exchange Securities that is a broker-dealer and (y) to keep such Exchange Registration Statement effective for a period (the “Resale Period”) beginning when Exchange Securities are first issued in the Exchange Offer and ending upon the earlier of the expiration of the 90th day after the Exchange Offer has been completed or such time as such broker-dealers no longer own any Registrable Securities.

Each holder participating in the Exchange Offer shall be required to represent to the Company that (i) any Exchange Securities received by such holder will be acquired in the ordinary course of business, (ii) at the time of the commencement of the Exchange Offer such holder has no arrangements or understanding with any person to participate in the distribution of the Securities or the Exchange Securities within the meaning of the Securities Act, (iii) such holder is not an “affiliate,” as defined in Rule 405 of the Securities Act, of the Company, or if it is such an “affiliate,” it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities, (v) if such holder is a broker-dealer, that it will receive Exchange Securities for its own account in exchange for Securities that were acquired as a result of market-making activities or other trading activities (other than Securities acquired directly from the Company or any of its affiliates) and that it will deliver a prospectus in connection with any resale of such Exchange Securities and (vi) such holder is not acting on behalf of any person who could not truthfully make the foregoing representations.

(b) If (i) on or prior to the time the Exchange Offer is consummated existing Commission interpretations are changed such that the Exchange Securities or the related Guarantees received by holders other than Restricted Holders in the Exchange Offer for Registrable Securities are not or would not be, upon receipt, transferable by each such holder without restriction under the Securities Act, (ii) the Exchange Offer has not been completed within 270 days following the Closing Date, (iii) any Purchaser so requests with respect to Registrable Securities not eligible to be exchanged for Exchange Securities in the Exchange Offer and held by it following consummation of the Exchange Offer or (iv) any holder (other than a Purchaser) shall be, and shall notify the Company that such holder is, prohibited by law or Commission policy from participating in the Exchange Offer or such holder may not resell the Exchange Securities acquired in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Registration Statement is not available for such resales by such holder (other than in either case (x) due solely to the status of such holder as an affiliate of the Company within the meaning of the Securities Act or (y) due to such holder’s inability to make the representations set forth in the second paragraph of Section 2(a) hereof) and any such holder so requests, the Company and the Guarantors shall, in lieu of (or, in the case of clauses (iii) and (iv), in addition to) conducting the Exchange Offer contemplated by Section 2(a), use their respective commercially reasonable efforts to file under the Securities Act as promptly as reasonably practicable, a “shelf” registration statement providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities (or in the case of clause (iii), the Registrable Securities held by the Purchasers), pursuant to Rule 415 or any similar rule that may be adopted by the Commission (such filing, the “Shelf Registration” and such registration statement, the “Shelf Registration Statement”). The Company and the Guarantors agree to use their respective commercially reasonable efforts (x) to cause the Shelf Registration Statement to become effective within 90 days after the date on which the obligation to file such Shelf Registration Statement arises and to use their respective commercially reasonable efforts to cause such Shelf Registration Statement to remain effective for a period ending on the earlier of the first anniversary of the Effective Time or such shorter period that will terminate when all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or are distributed to the public pursuant to Rule 144 or would be eligible to be sold by a person that is not an “affiliate” (as defined in Rule 144) of the Company pursuant to Rule 144 without volume restriction; provided, however, that no holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement or to use the prospectus forming a part thereof for resales of Registrable Securities unless such holder is an Electing Holder, and (y) after the Effective Time of the Shelf Registration Statement, promptly upon the request of any holder of Registrable Securities that is not then an Electing Holder to take any action reasonably necessary to identify such holder as a selling securityholder in the Shelf Registration Statement and include any disclosure necessary or advisable in order to comply with the Securities Act or rules and regulations thereunder; provided, however, that (i) nothing in this clause (y) shall relieve any such holder of the obligation to return a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(d)(iii) hereof and (ii) the Company shall not be required to take any such action with respect to any such holders more than once every quarter. The Company further agrees to supplement or make amendments to the Shelf Registration Statement, as and when required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or rules and regulations thereunder for shelf registration, and the Company agrees to furnish to each Electing Holder copies of any such supplement or amendment promptly following its filing with the Commission.

Notwithstanding the foregoing, the Company may suspend the availability of any Shelf Registration Statement (x) for up to an aggregate of 60 days in any consecutive twelve-month period if (i) such action is required by applicable law or (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company’s obligations hereunder) as determined by the board of directors of the Company or an authorized committee thereof, including the acquisition or divestiture of assets, or (y) with respect to a Shelf Registration Statement required to be filed due to a failure to consummate the Exchange Offer within the required time period, if such action occurs following the consummation of the Exchange Offer; provided that the Company shall promptly notify the Electing Holders when the Shelf Registration Statement may once again be used or is effective.

(c) In the event that (i) the Exchange Registration Statement has not become effective or been declared effective by the Commission on or before 240 days after the Closing Date, or (ii) the Exchange Offer has not been consummated within 270 days after the Closing Date, or (iii) if a Shelf Registration Statement required to be filed under Section 2(b) hereof is not declared effective on or before 90 days after the date on which the obligation to file the Shelf Registration Statement arises, or (iv) if any Shelf Registration Statement required by Section 2(b) hereof is filed and declared effective, and during the period the Company and the Guarantors are required to use their respective commercially reasonable efforts to cause the Shelf Registration Statement to remain effective, (x) the Company shall have suspended the Shelf Registration Statement pursuant to Section 2(b) hereof for more than 60 days in the aggregate in any consecutive twelve-month period and be continuing to suspend the availability of the Shelf Registration Statement or (y) the Shelf Registration Statement shall cease to be effective (other than by action of the Company pursuant to the second paragraph of Section 2(b) hereof) without being replaced within 90 days by a shelf registration statement that is filed and declared effective (each such event referred to in clauses (i) through (iv), a “Registration Default” and each period during which a Registration Default has occurred and is continuing, a “Registration Default Period”), then, as liquidated damages for such Registration Default, subject to the provisions of Section 9(b), special interest (“Special Interest”), in addition to the Base Interest, shall accrue on Registrable Securities for the Registration Default Period (but only with respect to one Registration Default at any particular time) until such time as all Registration Defaults have been cured at a per annum rate of 0.25% for the first 90 days of the Registration Default Period, which rate shall increase by an additional 0.25% during each subsequent 90-day period, up to a maximum of 0.50% regardless of the number of Registration Defaults that shall have occurred and be continuing. Following the cure of all Registration Defaults, the accrual of Special Interest will cease. A Registration Default under clause (iii) or (iv) will be deemed cured upon consummation of the Exchange Offer in the case of a Shelf Registration Statement required to be filed due to a failure to consummate the Exchange Offer within the required time period.

(d) If during the 90 day period referenced in the final sentence of the first paragraph of Section 2(a) hereof the Exchange Offer Registration Statement is suspended by the Company or ceases to be effective such that any broker-dealer that (i) receives Exchange Securities in the Exchange Offer and (ii) is subject to prospectus delivery requirements cannot fulfill such requirements, the Company shall pay liquidated damages to such broker-dealers in an amount calculated in a manner consistent with that specified above with respect to Registration Defaults.

(e) The Company shall take, and shall cause each Guarantor to take, all actions reasonably necessary or advisable to be taken by it to ensure that the transactions contemplated herein are effected as so contemplated, including all actions necessary or desirable to register the Guarantees under the registration statement contemplated in Section 2(a) or 2(b) hereof, as applicable.

(f) Any reference herein to a registration statement or prospectus as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time and any reference herein to any post-effective amendment to a registration statement or to any prospectus supplement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time.

3. Registration Procedures.

If the Company and the Guarantors file a registration statement pursuant to Section 2(a) or Section 2(b), the following provisions shall apply:

(a) At or before the Effective Time of the Exchange Registration or the Shelf Registration, whichever may occur first, the Company shall qualify the Indenture under the Trust Indenture Act.

(b) In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

(c) In connection with the Company’s and each Guarantor’s obligations with respect to the registration of Exchange Securities as contemplated by Section 2(a) (the “Exchange Registration”), if applicable, the Company and the Guarantors shall:

(i) use their respective commercially reasonable efforts to prepare and file with the Commission an Exchange Registration Statement on any form which may be utilized by the Company and the Guarantors and which shall permit the Exchange Offer and resales of Exchange Securities by broker-dealers during the Resale Period to be effected as contemplated by Section 2(a), and use their respective commercially reasonable efforts to cause such Exchange Registration Statement to become effective within 240 days after the Closing Date;

(ii) prepare and file with the Commission such amendments and supplements to such Exchange Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Exchange Registration Statement for the periods and purposes contemplated in Section 2(a) hereof and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such Exchange Registration Statement, and promptly provide each broker-dealer holding Exchange Securities with such number of copies of the prospectus included therein (as then amended or supplemented), in conformity in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder and the Trust Indenture Act, as such broker-dealer reasonably may request prior to the expiration of the Resale Period, for use in connection with resales of Exchange Securities;

(iii) promptly notify each broker-dealer that has requested or received copies of the prospectus included in such registration statement, and confirm such advice in writing, (A) when such Exchange Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Exchange Registration Statement or any post-effective amendment, when the same has become effective, (B) of any comments by the Commission or by the blue sky or securities commissioner or regulator of any state with respect to such Exchange Registration Statement or prospectus or any request by the Commission for amendments or supplements to such Exchange Registration Statement or prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Exchange Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Exchange Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose or (E) at any time during the Resale

Period when a prospectus is required to be delivered under the Securities Act, that such Exchange Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder and the Trust Indenture Act or contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(iv) in the event that the Company and the Guarantors would be required, pursuant to Section 3(c)(iii)(E) above, to notify any broker-dealers holding Exchange Securities, use their respective commercially reasonable efforts to prepare and furnish as soon as practicable to each such holder a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of such Exchange Securities during the Resale Period, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(v) use their respective commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Exchange Registration Statement or any post-effective amendment thereto at the earliest practicable date;

(vi) use their respective commercially reasonable efforts to (A) register or qualify the Exchange Securities under the state securities laws or blue sky laws of the U.S. state jurisdictions as any participating holder of the Registrable Securities reasonably requests in writing no later than the commencement of the Exchange Offer, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions until the expiration of the Resale Period and (C) take any and all other actions as may be reasonably necessary to enable each broker-dealer holding Exchange Securities to consummate the disposition thereof in such jurisdictions; provided, however, that neither the Company nor any Guarantor shall be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(c)(vi), (2) consent to general service of process in any such jurisdiction or (3) make any changes to its certificate of incorporation, by-laws or other organizational document, as applicable, or any agreement between it and any of its equityholders;

(vii) provide a CUSIP number for all Exchange Securities, not later than the applicable Effective Time; and

(viii) comply in all material respects with all applicable rules and regulations of the Commission, and make generally available to its securityholders as soon as practicable but no later than eighteen months after the effective date of such Exchange Registration Statement, an earning statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 thereunder).

(d) In connection with the Company’s and each Guarantor’s obligations with respect to the Shelf Registration, if applicable, the Company and each Guarantor shall:

(i) use its commercially reasonable efforts to prepare and file with the Commission, within the time period specified in Section 2(b), a Shelf Registration Statement on any form which may be utilized by the Company and which shall register all of the Registrable Securities (or in the case of a Shelf Registration Statement filed pursuant to Section 2(b)(iii), the Registrable Securities held by the Purchasers) for resale by the holders thereof in accordance with such method or methods of disposition as may be specified in the applicable Notice and Questionnaire by such of the holders as, from time to time, may be Electing Holders and use their respective commercially reasonable efforts to cause such Shelf Registration Statement to become effective within the time periods specified in Section 2(b);

(ii) not less than 15 calendar days prior to the Effective Time of the Shelf Registration Statement, mail the Notice and Questionnaire to the holders of Registrable Securities; no holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement as of the Effective Time, and no holder shall be entitled to use the prospectus forming a part thereof for resales of Registrable Securities at any time, unless such holder has returned a completed and signed Notice and Questionnaire to the Company by the deadline for response set forth therein; provided, however, holders of Registrable Securities shall have at least 13 calendar days from the date on which the Notice and Questionnaire is first mailed to such holders to return a completed and signed Notice and Questionnaire to the Company;

(iii) after the Effective Time of the Shelf Registration Statement, upon the request of any holder of Registrable Securities that is not then an Electing Holder, promptly send a Notice and Questionnaire to such holder; provided that the Company shall not be required to take any action to name such holder as a selling securityholder in the Shelf Registration Statement or to enable such holder to use the prospectus forming a part thereof for resales of Registrable Securities until such holder has returned a completed and signed Notice and Questionnaire to the Company;

(iv) as soon as practicable prepare and file with the Commission such amendments and supplements to such Shelf Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Shelf Registration Statement for the period specified in Section 2(b) hereof and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such Shelf Registration Statement, and furnish to the Electing Holders copies of any such supplement or amendment as soon as practicable following its filing with the Commission. Notwithstanding the foregoing, the Company may suspend the availability of any Shelf Registration Statement as provided in the second paragraph of Section 2(b);

(v) comply in all material respects with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities covered by such Shelf Registration Statement in accordance with the intended methods of disposition by the Electing Holders provided for in such Shelf Registration Statement;

(vi) for a reasonable period prior to the filing of such Shelf Registration Statement, and throughout the period specified in Section 2(b), make reasonably available at reasonable times at the Company’s principal place of business or such other reasonable place for inspection by a representative of, and not more than one counsel acting for, Electing Holders holding at least a majority in aggregate principal amount of the Registrable Securities at the time outstanding (the “Majority Electing Holders”) and any underwriter participating in the distribution of the Registrable Securities being sold (including any person who may be deemed an underwriter within the meaning of Section 2(a)(ii) of the Securities Act) such relevant financial and other pertinent information and books and records of the Company, and use its commercially reasonable efforts to cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing investigation and information gathering shall be coordinated on behalf of all such parties by one counsel designated by and on behalf of all such parties and provided, further, that each such party shall be required (pursuant to an agreement in form and substance reasonably satisfactory to the Company) to maintain in confidence and not to disclose to any other person any information or records reasonably designated by the Company as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such registration statement or otherwise except as a result of a breach of this or any other obligation of confidentiality to the Company known to such party), or (B) such person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Company prompt prior written notice of such requirement so that the Company, at its expense, may undertake appropriate action to prevent disclosure of such information or records), or (C) such information is required to be set forth in such Shelf Registration Statement or the prospectus included therein or in an amendment to such Shelf Registration Statement or an amendment or supplement to such prospectus, in order that such Shelf Registration Statement, prospectus, amendment or supplement, as the case may be, complies with applicable requirements of the federal securities laws and the rules and regulations of the Commission and does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(vii) promptly notify each of the Electing Holders and any managing underwriter thereof and confirm such advice in writing, (A) when such Shelf Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment or related Issuer Free Writing Prospectus, has been filed, and, with respect to such Shelf Registration Statement or any post-effective amendment, when the same has become effective, (B) of any comments by the Commission or by the blue sky or securities commissioner or regulator of any state with respect to such Shelf Registration

Statement or prospectus or any request by the Commission for amendments or supplements to such Shelf Registration Statement or prospectus or related Issuer Free Writing Prospectus, or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose or (E) if at any time when a prospectus is required to be delivered under the Securities Act, that such Shelf Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder or contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(viii) use their respective commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto at the earliest practicable date;

(ix) if requested by any managing underwriter or the Majority Electing Holders, promptly incorporate in a prospectus supplement or post-effective amendment such information as is required by the applicable rules and regulations of the Commission and as such managing underwriter or such Majority Electing Holders shall specify should be included therein relating to the terms of the sale of such Registrable Securities, including information with respect to the principal amount of Registrable Securities being sold by such Majority Electing Holders or to any underwriters, the names and descriptions of such Majority Electing Holders or underwriters, the offering price of such Registrable Securities and any discount, commission or other compensation payable in respect thereof, the purchase price being paid therefor by such underwriters and with respect to any other terms of the offering of the Registrable Securities to be sold by such Majority Electing Holders or to such underwriters; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(x) furnish to each Electing Holder, and each underwriter, if any, thereof such number of copies of such Shelf Registration Statement (excluding exhibits thereto and documents incorporated by reference therein) and of the prospectus included in such Shelf Registration Statement (including each preliminary prospectus), and any related Issuer Free Writing Prospectus, in conformity in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder, as such Electing Holder and underwriter, if any, may reasonably request in order to facilitate the offering and disposition of the Registrable Securities owned by such Electing Holder or underwritten by such underwriter and to permit such Electing Holder and underwriter, if any, to satisfy the prospectus delivery requirements of the Securities Act; and the Company hereby consents to the use of such prospectus (including such preliminary prospectus) and any amendment or supplement thereto and any related Issuer Free Writing Prospectus, by each such Electing Holder and by any such underwriter, in each case in the form most recently provided to such person by the Company, in connection with the offering and sale of the Registrable Securities covered by the prospectus (including such preliminary prospectus) or any supplement or amendment thereto;

(xi) use their respective commercially reasonable efforts to (A) register or qualify the Registrable Securities to be included in such Shelf Registration Statement under such state securities laws or blue sky laws of such U.S. jurisdictions as any Electing Holder and managing underwriter, if any, thereof shall reasonably request, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions during the period the Shelf Registration is required to remain effective under Section 2(b) above and for so long as may be necessary to enable any such Electing Holder or underwriter to complete its distribution of Securities pursuant to such Shelf Registration Statement and (C) take any and all other actions as may be reasonably necessary to enable each such Electing Holder and underwriter, if any, to consummate the disposition in such jurisdictions of such Registrable Securities; provided, however, that neither the Company nor any Guarantor shall be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(d)(xi), (2) consent to general service of process in any such jurisdiction or (3) make any changes to its certificate of incorporation, by-laws or other organizational document, or any agreement between it and any of its equityholders;

(xii) unless any Registrable Securities shall be in book-entry only form, cooperate with the Electing Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends; and, in the case of an underwritten offering, enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter may request a reasonable amount of time prior to any sale of the Registrable Securities;

(xiii) provide a CUSIP number for all Registrable Securities, not later than the applicable Effective Time;

(xiv) enter into one or more underwriting agreements in customary form, including customary provisions relating to indemnification and contribution, and use their respective commercially reasonable efforts to take such other actions, if any, in connection therewith as any Electing Holders aggregating at least 20% in aggregate principal amount of the Registrable Securities at the time outstanding shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(xv) if requested by the Majority Electing Holders or if the offering contemplated by the Shelf Registration is an underwritten offering, use their respective commercially reasonable efforts to (A) make such representations and warranties to the Electing Holders and the underwriters, if any, thereof in form, substance and scope as are customarily made in connection with an offering of debt securities pursuant to any underwriting agreement; (B) obtain an opinion of counsel to the Company in customary form subject to customary limitations, assumptions and exclusions and covering such matters, of the type customarily covered by such an opinion, as the managing underwriters, if any, or as any Electing Holders of at least 20% in aggregate principal amount of the Registrable Securities at the time outstanding may reasonably request, addressed to the Electing Holders and the underwriters, if any, thereof and dated the effective date of such Shelf Registration Statement (and if such Shelf Registration Statement contemplates an underwritten offering of a part or all of the Registrable Securities, dated the date of the closing under the underwriting agreement relating thereto); (C) obtain a “cold comfort” letter or letters from the independent certified public accountants of the Company addressed to the selling Electing Holders or the underwriters, if any, thereof, dated (i) the effective date of such Shelf Registration Statement and (ii) if such Shelf Registration Statement contemplates an underwritten offering, dated the date of the closing under the underwriting agreement relating thereto, such letter or letters to be in customary form and covering such matters of the type customarily covered by letters of such type, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72; and (D) deliver such customary documents and certificates, including officers’ certificates, as may be reasonably requested by the Majority Electing Holders and the managing underwriters, if any, thereof;

(xvi) notify in writing each holder of Registrable Securities of any proposal by the Company to amend or waive any provision of this Exchange and Registration Rights Agreement pursuant to Section 9(h) hereof and of any amendment or waiver effected pursuant thereto, each of which notices shall contain the text of the amendment or waiver proposed or effected, as the case may be;

(xvii) in the event that any broker-dealer registered under the Exchange Act shall underwrite any Registrable Securities or participate as a member of an underwriting syndicate (within the meaning of the Conduct Rules (the “Conduct Rules”) of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or any successor thereto, as amended from time to time) thereof as an underwriter, use commercially reasonable efforts to provide information to assist such broker-dealer in complying with the requirements of such Conduct Rules;

(xviii) comply in all material respects with all applicable rules and regulations of the Commission, and make generally available to its securityholders as soon as practicable but in any event not later than eighteen months after the effective date of such Shelf Registration Statement, an earning statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 thereunder); and

(xix) take all reasonable action to ensure that any Issuer Free Writing Prospectus utilized in connection with any registration covered by Section 4(d) is filed in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement therein, in light of the circumstances under which they were made, not misleading.

(e) In the event that the Company would be required, pursuant to Section 3(d)(vii)(E) above, to notify the Electing Holders and the managing underwriters, if any, thereof, the Company shall as soon as practicable prepare and furnish to each of the Electing Holders and to each such underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Securities, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Each broker-dealer and Electing Holder agrees that upon receipt of any notice from the Company pursuant to Section 3(c)(iii)(E) or Section 3(d)(vii)(E) hereof, such broker-dealer or Electing Holder shall forthwith discontinue the disposition of Registrable Securities pursuant to the Exchange Registration Statement or Shelf Registration Statement applicable to such Registrable Securities until such broker-dealer or Electing Holder shall have received copies of such amended or supplemented prospectus, and if so directed by the Company, such broker-dealer or Electing Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such broker-dealer’s or Electing Holder’s possession of the prospectus covering such Registrable Securities at the time of receipt of such notice.

(f) In the event of a Shelf Registration, in addition to the information required to be provided by each Electing Holder in its Notice and Questionnaire, the Company may require such Electing Holder to furnish to the Company such additional information regarding such Electing Holder and such Electing Holder’s intended method of distribution of Registrable Securities as may be required in order to comply with the Securities Act. Each such Electing Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Electing Holder to the Company or of the occurrence of any event in either case as a result of which any prospectus relating to such Shelf Registration contains or would contain an untrue statement of a material fact regarding such Electing Holder or such Electing Holder’s intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Electing Holder or such Electing Holder’s intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Electing Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

4. Registration Expenses.

The Company agrees to bear and to pay or cause to be paid promptly all expenses incident to the Company’s performance of or compliance with this Exchange and Registration Rights Agreement, including (a) all Commission and any FINRA registration, filing and review fees and expenses including the reasonable fees and disbursements of counsel for the underwriters and the Majority Electing Holders, in each case, in connection with such registration, filing and review, (b) all fees and expenses in connection with the qualification of the Securities for offering and sale under the State securities and blue sky laws referred to in Sections 3(c)(vi) and 3(d)(xi) hereof and determination of their eligibility for investment under the laws of such jurisdictions as any managing underwriters or the Electing Holders may reasonably designate, including the reasonable fees and disbursements of counsel for the Electing Holders or underwriters in connection with such qualification and determination, (c) all expenses relating to the preparation, printing, production, distribution and reproduction of each registration statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, any related Issuer Free Writing Prospectus, the expenses of preparing the Securities for delivery and the expenses of printing or producing any underwriting agreements, agreements among underwriters, selling agreements and blue sky or legal investment memoranda and all other documents in connection with the offering, sale or delivery of Securities to be disposed of (including certificates representing the Securities), (d) messenger, telephone and delivery expenses relating to the offering, sale or delivery of Securities and the preparation of documents referred in clause (c) above, (e) reasonable fees and expenses of the Trustee under the Indenture, any agent of the Trustee and any counsel for the Trustee and of any collateral agent or custodian, (f) internal expenses (including all salaries and expenses of the Company’s officers and employees performing legal or accounting duties), (g) reasonable fees, disbursements and expenses of counsel of the Company and independent certified public accountants of the Company (including the expenses of any opinions or “cold comfort” letters required by or incident to such performance and compliance), (h) reasonable fees, disbursements and expenses of any “qualified independent underwriter” engaged pursuant to Section 3(d)(xvii) hereof, (i) the reasonable fees, disbursements and expenses of one counsel for the Electing Holders retained in connection with a Shelf Registration, as selected by the Electing Holders of at least a majority in aggregate principal amount of the Registrable Securities held by Electing Holders (which counsel shall be reasonably satisfactory to the Company), (j) any fees charged by securities rating services for rating the Securities, and (k) fees, expenses and disbursements of any other persons, including special experts, retained by the Company in connection with such registration (collectively, the “Registration Expenses”). To the extent that any Registration Expenses are incurred, assumed or paid by any holder of Registrable Securities or any placement or sales agent therefor or underwriter thereof, the Company shall reimburse such person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a request therefor. Notwithstanding the foregoing, the holders of the Registrable Securities being registered shall pay all agency fees and commissions and underwriting discounts and commissions attributable to the sale of such Registrable Securities and the fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly), other than the counsel and experts specifically referred to above.

5. Indemnification, Contribution.

(a) The Company agrees to indemnify and hold harmless each of the broker-dealers whose Registrable Securities are included in an Exchange Registration Statement, each Electing Holder whose Registrable Securities are included in a Shelf Registration Statement and each person, if any, who controls any such Electing Holder, or such broker dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Exchange Registration Statement or Shelf Registration Statement, as the case may be, or any amendment or supplement thereto, pursuant to which Exchange Securities or Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus contained in any such Exchange Registration Statement or Shelf Registration Statement, as the case may be, or any amendment or supplement thereto, or in any Issuer Free Writing Prospectus (when taken together with the related prospectus, prospectus supplement and related documents) related thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the prior written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above; provided, however, that the Company shall not be liable to any such person to the extent such loss, liability, claim, damage or expense arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such person expressly for use in an Exchange Registration Statement or Shelf Registration Statement (or any amendment thereto), any related prospectus (or any amendment or supplement thereto), or any Issuer Free Writing Prospectus related thereto.

(b) Each Electing Holder, severally, but not jointly, agrees to (i) indemnify and hold harmless the Company, the Guarantors and the other Electing Holders, and each of their respective directors and officers, and each person, if any, who controls the Company, the Guarantors or any other Electing Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 5(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any Shelf Registration Statement (or any amendment thereto), or any prospectus included therein (or any amendment or supplement thereto) or any related Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Electing Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or such prospectus (or any amendment or supplement thereto) or any related Issuer Free Writing Prospectus, and (ii) reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that no such holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Electing Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement.

(c) Each indemnified party shall give written notice promptly to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation). To the extent that an indemnifying party does not assume the defense of any such action, in no event shall such indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 5 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 5 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5(d). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 5(d) shall be deemed to include any reasonable out-of-pocket legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 5(d), no Electing Holder shall be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by such holder from the sale of any Registrable Securities exceeds the amount of any damages which the Electing Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 5(d), each person, if any, who controls any Electing Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Electing Holder, and each director of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Electing Holders’ obligation in this Section 5(d) to contribute shall be several in proportion to the principal amount of Registrable Securities registered by them and not joint.

6. Underwritten Offerings.

(a) Selection of Underwriters. If any of the Registrable Securities covered by the Shelf Registration are to be sold pursuant to an underwritten offering, the managing underwriter or underwriters thereof shall be designated by Electing Holders holding at least a majority in aggregate principal amount of the Registrable Securities to be included in such offering, subject to the consent of the Company (which shall not be unreasonably withheld or delayed) and such Electing Holders shall be responsible for all underwriting discounts and commissions in connection therewith. The Company hereby agrees with each holder of Registrable Securities that, to the extent it consents to an underwritten offering hereunder, it will negotiate in good faith and execute such indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, including using commercially reasonable efforts to procure customary legal opinions and auditor “comfort” letters.

(b) Participation by Holders. Each holder of Registrable Securities hereby agrees with each other such holder that no such holder may participate in any underwritten offering hereunder unless such holder (i) agrees to sell such holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

7. Rule 144.

The Company covenants to the holders of Registrable Securities that to the extent it shall be required to do so under the Exchange Act, the Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Section 13 or 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder, and shall take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities in connection with that holder’s sale pursuant to Rule 144, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements. The Company will be deemed to have satisfied the foregoing requirements if Holdings (as defined in the Indenture) files such reports and takes such action of the types otherwise so required, in each case within the applicable time periods.

8. Miscellaneous.

(a) No Inconsistent Agreements. The Company represents, warrants, covenants and agrees that it has not granted, or shall grant, registration rights with respect to Registrable Securities or any other securities which would be inconsistent with the terms contained in this Exchange and Registration Rights Agreement.

(b) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if the Company fails to perform any of its obligations hereunder and that the Purchasers and the holders from time to time of the Registrable Securities may be irreparably harmed by any such failure, and accordingly agree that the Purchasers and such holders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of the Company under this Exchange and Registration Rights Agreement in accordance with the terms and conditions of this Exchange and Registration Rights Agreement, in any court of the United States or any State thereof having jurisdiction.

(c) Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally or by courier, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows: (i) if to the Company, to it at 8310 16th Street, P.O. Box 902, Sturtevant, Wisconsin 53177-0902, Attention: General Counsel, with a copy to Elizabeth C. Kitslaar, Esq. and Edward B. Winslow, Esq., Jones Day, 77 West Wacker Drive, Chicago, Illinois 60601, (ii) if to a holder, to the address of such holder set forth in the security register or other records of the Company , or to such other address as the Company or any such holder may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt, and (iii) if to the Purchasers, c/o Goldman, Sachs & Co., 85 Broad Street, 20th Floor, New York, New York 10004, Attention: Registration Department.

(d) Parties in Interest. All the terms and provisions of this Exchange and Registration Rights Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and the holders from time to time of the Registrable Securities and the respective successors and assigns of the parties hereto and such holders. In the event that any transferee of any holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a beneficiary hereof for all purposes and such Registrable Securities shall be held subject to all of the terms of this Exchange and Registration Rights Agreement, and by taking and holding such Registrable Securities such transferee shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by all of the applicable terms and provisions of this Exchange and Registration Rights Agreement. If the Company shall so request, any such successor, assign or transferee shall agree in writing to acquire and hold the Registrable Securities subject to all of the applicable terms hereof.

(e) Survival. The respective indemnities, agreements, representations, warranties and each other provision set forth in this Exchange and Registration Rights Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any holder of Registrable Securities, any director, officer or partner of such holder, any agent or underwriter or any director, officer or partner thereof, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Registrable Securities pursuant to the Purchase Agreement and the transfer and registration of Registrable Securities by such holder and the consummation of an Exchange Offer.

(f) Governing Law. This Exchange and Registration Rights Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(g) Headings. The descriptive headings of the several Sections and paragraphs of this Exchange and Registration Rights Agreement are inserted for convenience only, do not constitute a part of this Exchange and Registration Rights Agreement and shall not affect in any way the meaning or interpretation of this Exchange and Registration Rights Agreement.

(h) Entire Agreement; Amendments. This Exchange and Registration Rights Agreement and the other writings referred to herein (including the Indenture and the form of Securities) or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Exchange and Registration Rights Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Exchange and Registration Rights Agreement may be amended and the observance of any term of this Exchange and Registration Rights Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and the holders of at least a majority in aggregate principal amount of the Registrable Securities at the time outstanding. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 8(h), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Securities or is delivered to such holder.

(i) Counterparts. This Exchange and Registration Rights Agreement may be executed by the parties in counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

(j) Guarantors. Each Guarantor who has signed a signature page hereto agrees to be bound by the provisions of Section 4 and 5 hereof as if such Guarantor were the Company for purposes of such Sections.

If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers, the Guarantors and the Company. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature Pages Follow]

Very truly yours,

JOHNSONDIVERSEY, INC.

By:	/s/ Joseph F. Smorada
Name:	Joseph F. Smorada
Title:	Executive Vice President and Chief Financial Officer

AUTO-C, LLC

DUBOIS INTERNATIONAL, INC.

INTEGRATED SANITATION MANAGEMENT, INC.

JD POLYMER, LLC

JDI CEE HOLDINGS, INC.

JOHNSON DIVERSEY PUERTO RICO, INC.

JOHNSON DIVERSEY SHAREHOLDINGS, INC.

JOHNSON WAX DIVERSEY SHAREHOLDINGS,
INC.

JWP INVESTMENTS, INC.

PROFESSIONAL SHAREHOLDINGS, INC.

THE BUTCHER COMPANY

By:	/s/ David C. Quast
Name:	David C. Quast
Title:	Secretary

JDI HOLDINGS, INC.

By:	/s/ Andrew J. Warren
Name:	Andrew J. Warren
Title:	Secretary

[Signature Page to Exchange and Registration Rights Agreement]

Accepted as of the date hereof:

GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ David Leland
Name:	David Leland
Title:	Director

[Signature Page to Exchange and Registration Rights Agreement]

Exhibit A

JohnsonDiversey, Inc.

INSTRUCTION TO DTC PARTICIPANTS

(Date of Mailing)

URGENT—IMMEDIATE ATTENTION REQUESTED

DEADLINE FOR RESPONSE: [DATE](1)

The Depository Trust Company (“DTC”) has identified you as a DTC Participant through which beneficial interests in JohnsonDiversey, Inc. (the “Company”) 8.25% Senior Notes due 2019 (the “Securities”) are held.

The Company is in the process of registering the Securities under the Securities Act of 1933 for resale by the beneficial owners thereof. In order to have their Securities included in the registration statement, beneficial owners must complete and return the enclosed Notice of Registration Statement and Selling Securityholder Questionnaire.

It is important that beneficial owners of the Securities receive a copy of the enclosed materials as soon as possible as their rights to have the Securities included in the registration statement depend upon their returning the Notice and Questionnaire by [Deadline For Response]. Please forward a copy of the enclosed documents to each beneficial owner that holds interests in the Securities through you. If you require more copies of the enclosed materials or have any questions pertaining to this matter, please contact JohnsonDiversey, Inc., 8310 16th Street, P.O. Box 902, Sturtevant, Wisconsin 53177-0902, Attention: General Counsel, telephone: (262) 631-4001.

(1)	Not less than 28 calendar days from date of mailing.

JohnsonDiversey, Inc.

Notice of Registration Statement

and

Selling, Securityholder Questionnaire

(Date)

Reference is hereby made to the Exchange and Registration Rights Agreement (the “Exchange and Registration Rights Agreement”) among JohnsonDiversey, Inc., a Delaware corporation (the “Company”), the Guarantors party thereto and the Purchasers named therein. Pursuant to the Exchange and Registration Rights Agreement, the Company has filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form [        ] (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s 8.25% Senior Notes due 2019 (the “Securities”). A copy of the Exchange and Registration Rights Agreement is attached hereto. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Exchange and Registration Rights Agreement.

Each beneficial owner of Registrable Securities (as defined below) is entitled to have the Registrable Securities beneficially owned by it included in the Shelf Registration Statement. In order to have Registrable Securities included in the Shelf Registration Statement, this Notice of Registration Statement and Selling Securityholder Questionnaire (“Notice and Questionnaire”) must be completed, executed and delivered to the Company’s counsel at the address set forth herein for receipt ON OR BEFORE [Deadline for Response]. Beneficial owners of Registrable Securities who do not complete, execute and return this Notice and Questionnaire by such date (i) will not be named as selling securityholders in the Shelf Registration Statement and (ii) may not use the Prospectus forming a part thereof for resales of Registrable Securities.

Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and related Prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and related Prospectus.

The term “Registrable Securities” is defined in the Exchange and Registration Rights Agreement.

ELECTION

The undersigned holder (the “Selling Securityholder”) of Registrable Securities hereby elects to include in the Shelf Registration Statement the Registrable Securities beneficially owned by it and listed below in Item (3). The undersigned, by signing and returning this Notice and Questionnaire, agrees to be bound with respect to such Registrable Securities by the terms and conditions of this Notice and Questionnaire and the Exchange and Registration Rights Agreement, including, without limitation, Section 5 of the Exchange and Registration Rights Agreement, as if the undersigned Selling Securityholder were an original party thereto.

Upon any sale of Registrable Securities pursuant to the Shelf Registration Statement, the Selling Securityholder will be required to deliver to the Company and Trustee the Notice of Transfer set forth as Exhibit B to the Exchange and Registration Rights Agreement.

The Selling Securityholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1.	(a)	Full Legal Name of Selling Securityholder:

	(b)	Full Legal Name of Registered Holder (if not the same as in (a) above) of Registrable Securities Listed in Item (3) below:

	(c)	Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) Through Which Registrable Securities Listed in Item (3) below are Held:

2.	Address for Notices to Selling Securityholder:

Telephone: ________________________________________________________________________________________

Fax: _____________________________________________________________________________________________

Contact Person: ____________________________________________________________________________________

3.	Beneficial Ownership of Securities:

Except as set forth below in this Item (3), the undersigned does not beneficially own any Securities.

	(a)	Principal amount of Registrable Securities beneficially owned: _______________________________________

CUSIP No(s). of such Registrable Securities: _____________________________________________________

	(b)	Principal amount of Securities other than Registrable Securities beneficially owned: _____________________________________________________________________________________

CUSIP No(s). of such other Securities: ____________________________________________________________

	(c)	Principal amount of Registrable Securities which the undersigned wishes to be included in the Shelf Registration Statement: __________________________________________________________________________________

CUSIP No(s). of such Registrable Securities to be included in the Shelf Registration Statement: __________________________________________________________________________________

4.	Beneficial Ownership of Other Securities of the Company:

Except as set forth below in this Item (4), the undersigned Selling Securityholder is not the beneficial or registered owner of any other securities of the Company, other than the Securities listed above in Item (3).

State any exceptions here: ___________________________________________________________________________

5.	Relationships with the Company:

Except as set forth below, neither the Selling Securityholder nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here: ___________________________________________________________________________

6.	Plan of Distribution:

Except as set forth below, the undersigned Selling Securityholder intends to distribute the Registrable Securities listed above in Item (3) only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned Selling Securityholder or, alternatively, through underwriters, broker-dealers or agents. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging the positions they assume. The Selling Securityholder may also sell Registrable Securities short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

State any exceptions here: ___________________________________________________________________________

By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M.

In the event that the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to the Company, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Exchange and Registration Rights Agreement.

By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Shelf Registration Statement and related Prospectus. The Selling Securityholder understands that such information will be relied upon by the Company in connection with the preparation of the Shelf Registration Statement and related Prospectus.

In accordance with the Selling Securityholder’s obligation under Section 3(d) of the Exchange and Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the Selling Securityholder agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein which may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains in effect. All notices hereunder and pursuant to the Exchange and Registration Rights Agreement shall be made in writing, by hand delivery, first-class mail, or air courier guaranteeing overnight delivery as follows:

(i)	To the Company:

JohnsonDiversey, Inc.

8310 16th Street, P.O. Box 902

Sturtevant, Wisconsin 53177-0902

Attention: General Counsel

(ii)	With a copy to:

Jones Day

77 West Wacker Drive

Chicago, Illinois 60601

Attention: Elizabeth C. Kitslaar, Esq., Edward B. Winslow, Esq.

Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Company’s counsel, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Company and the Selling Securityholder (with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item (3) above). This Agreement shall be governed in all respects by the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated: _______________________________	Selling Securityholder

(Print/type full legal name of beneficial owner of Registrable Securities)

By:
Name:
Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE FOR RECEIPT ON OR BEFORE [DEADLINE FOR RESPONSE] TO THE COMPANY’S COUNSEL AT:

Jones Day

77 West Wacker Drive

Chicago, Illinois 60601

Attention: Elizabeth C. Kitslaar, Esq., Edward B. Winslow, Esq.

Exhibit B

NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

[TRUSTEE]

JohnsonDiversey, Inc.

[            ]

[            ]

[            ]

Re:	JohnsonDiversey, Inc. 8.25% Senior Notes due 2019

Ladies and Gentlemen:

Please be advised that                 has transferred $                 aggregate principal amount of the above-referenced Notes pursuant to an effective Registration Statement on Form [    ] (File No. 333-            ) filed by the Company.

We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied and that the above-named beneficial owner of the Notes is named as a “Selling Holder” in the Prospectus dated             or in supplements thereto, and that the aggregate principal amount of the Notes transferred are the Notes listed in such Prospectus opposite such owner’s name.

Dated: _______________________________	Very truly yours,

(Name)

By:
(Authorized Signature)

B-1